                                                                    Exhibit 4.29

                        RESTATED CERTIFICATE OF TRUST OF
                                CHASE CAPITAL III


                  THIS Restated Certificate of Trust of Chase Capital III (the "Trust"), dated November __, 1996, is being duly executed and filed by the undersigned, as trustees, to restate the original Certificate of Trust of the Trust which was filed on October 28, 1996, with the Secretary of State of the State of Delaware under the Delaware Business Trust Act (12 Del.C. Section 3801, et seq.).

                  The Certificate of Trust is hereby restated in its entirety to read as follows:

                  1. Name. The name of the business trust is Chase Capital III.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

                  3. Effective Date. This Restated Certificate of Trust shall be effective upon filing with the Secretary of State.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Restated Certificate of Trust as of the date first above written.

                                       THE BANK OF NEW YORK
                                       (DELAWARE), as trustee


                                       By: /s/ Melissa J. Beneduce
                                          -------------------------------------
                                          Name:  Melissa J. Beneduce
                                          Title: Assistant Vice President


                                       PETER J. TOBIN, as trustee


                                       /s/ Peter J. Tobin
                                       ----------------------------------------


                                       DEBORAH DUNCAN, as trustee


                                       /s/ Deborah Duncan
                                       ----------------------------------------

                                       -3-